CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46836 and 333-64799) of Warwick Valley Telephone Company of our report dated November 15, 2005 relating to the consolidated financial statements and consolidated financial statement schedules, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 24, 2006

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